Exhibit 10.2
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
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and 240.24b-2
CONFIDENTIAL

BELLICUM PHARMACEUTICALS, INC.
SPONSORED RESEARCH AGREEMENT NO. 2

THIS SPONSORED RESEARCH AGREEMENT (the “Agreement”) is entered into and made and effective as of May 20, 2016 (“Effective Date”) by and between BELLICUM PHARMACEUTICALS, INC., with offices at 2130 West Holcombe Boulevard, Suite 800, Houston, Texas 77030, United States of America (“Sponsor”), and ACADEMISCH ZIEKENHUIS LEIDEN, also acting under the name Leiden University Medical Centre, with offices at Albinusdreef 2, 2333 ZA Leiden, The Netherlands (“Leiden”). Sponsor and Leiden are referred to herein collectively as the “Parties” or individually as a “Party.”

RECITALS
WHEREAS, the Parties desire to undertake the research contemplated by this Agreement, which is of mutual interest and benefit to Leiden and Sponsor;

WHEREAS, under this Agreement Sponsor will provide funding and/or other support for certain research to be performed at Leiden, as described more fully in the Research Program attached hereto as Appendix A, and Sponsor shall have the license and option rights specified herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and for valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound by the terms, conditions, and covenants of this Agreement, hereby agree as follows:

1.RESEARCH PROGRAM. Leiden shall […***…] perform the work (the “Research”) set forth in Appendix A to this Agreement (the “Research Program”), which is attached hereto and incorporated herein and may be amended in accordance with the terms of this Agreement. Before starting any Research, Leiden must obtain all approvals necessary for the conduct of the Research.

2.PRINCIPAL INVESTIGATOR. Dr. […***…] (the “Principal Investigator”) will supervise the Research. If, for any reason, s/he is unable to continue to serve as Principal Investigator, Sponsor and Leiden shall attempt to find a successor acceptable to both Parties, in which case such mutually agreed successor thereafter shall be designated the Principal Investigator for purposes of this Agreement. If such a mutually agreed successor is not available or is not identified, this Agreement shall be immediately terminated upon Sponsor’s delivery to Leiden of written notice of termination.

3.PERIOD OF PERFORMANCE. The Research shall be conducted during the period beginning on the date that is […***…] after the Effective Date (the “Start Date”) and ending on the third anniversary of the Start Date, unless this period is extended in accordance with this Section 3 (this initial 3-year period, as it may be extended, the “Term”). Each twelve-month period after the Effective Date until the third anniversary of the Effective Date shall be referred to herein as a “Contract Year.” In the third Contract Year, Leiden and Sponsor will negotiate in good faith a potential extension of the Term on the basis of how the Research is

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proceeding. Any such extension of the Term requires mutual agreement of the Parties that is executed in writing by authorized signatories of each of the Parties.

4.TOTAL COSTS. In consideration of Leiden’s performance of the Research in accordance with Appendix A, during the Term Sponsor agrees to support the Research by paying the amounts as specified in the Budget, which is set forth in Appendix B, provided that, if the Research is completed in accordance with this Research Program, the total of such costs paid by Sponsor under this Agreement will be Two Million Five Hundred Forty Seven Thousand and Four Hundred Fifteen Euro (EUR2,547,415) (“Total Cost”).

5.PAYMENTS. Leiden shall invoice Sponsor for each […***…] payment, such invoices to be delivered to Sponsor (a) for the first such […***…], within […***…] after the Effective Date, and (b) thereafter within […***…] after the end of each […***…]. So long as Leiden complies with the material terms and conditions of this Agreement, Sponsor shall pay Leiden, within […***…] of receipt of invoice, as follows: […***…] of the Total Cost (i.e., EUR212,284.58) per […***…].

Invoices should be sent to:

Name:    Accounts Payable
Company:    Belllicum Pharmaceuticals, Inc.

Address:	2130 West Holcombe Boulevard, Suite 800
Houston, Texas 77030, United States of America
Email:    accounting@bellicum.com

Sponsor’s checks shall be made payable to:

Leiden University Medical Centre
Attn. Managing Director Division 4
Albinusdreef 2
2333 ZA LEIDEN
The Netherlands

6.EARLY TERMINATION.

A.
Should Leiden materially breach this Agreement or become unable to perform hereunder, Sponsor shall have the right to terminate this Agreement. Sponsor shall notify Leiden in writing of its intention to terminate, and termination shall become effective thirty (30) days thereafter if, during such thirty (30) day period, Leiden is unable to cure the breach or rectify its performance.

B.
Material breach of this Agreement by Sponsor and failure of Sponsor to pay any undisputed amount owed hereunder within thirty (30) days after receipt of an invoice from Leiden shall be cause for Leiden to terminate

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this Agreement. Leiden shall notify Sponsor in writing of its intention to terminate this Agreement on such grounds, and termination shall become effective thirty (30) days thereafter if, during such thirty (30) day period, Sponsor has not paid all undisputed amounts then owing in full.

7.REPORTS AND CONFIDENTIAL INFORMATION.

A.
From time to time during the Term, and upon Sponsor’s request, Leiden will provide Sponsor with written reports of Research progress (“Interim Reports”). As of the execution of this Agreement, the Parties contemplate that there will be one (1) Interim Report delivered for each calendar quarter of each Contract Year. If Sponsor identifies a problem in any such Interim Report, Sponsor may request additional Interim Reports at its discretion. A final written report will be provided to Sponsor at the completion or termination of the Research Program (which will be on or before the last day of the Term) and which will include all data and results (the “Results”) of such Research Program (“Final Report”). The Final Report will contain raw and summary data and will be written with sufficient detail as would be suitable for submission to a peer-reviewed journal or inclusion in a regulatory filing. Each of the Interim Reports and the Final Report are owned by Sponsor, and Sponsor has the right to use the Interim Reports and the Final Report and the contents thereof for any lawful purpose, subject to Article 9F.

B.
As used herein, “Confidential Information” shall mean all information that has been or will be disclosed by or on behalf of a Party (the “Disclosing Party”), to the other Party (the “Receiving Party”), directly or indirectly, in whatever form, including (without limitation) any data, reports, analyses, specifications, techniques, processes, technical information, ideas, know-how, trade secrets, patents, patent applications and inventions (whether or not patentable), drawings, designs and computer software, and which is, or which should reasonably be expected to be, of a confidential nature. For clarity, any information disclosed by Sponsor related to any compounds, samples, or other materials provided by Sponsor under this Agreement shall be Confidential Information of Sponsor. With respect to any and all Confidential Information received from the Disclosing Party in the course of this Agreement, the Receiving Party shall:

a)	keep such information confidential;

b)	not communicate, disclose or otherwise make available such information to any third party (not including sublicensees) except with prior, written and explicit consent from the Disclosing Party;

c)
communicate, disclose or otherwise make available such information to members of its personnel and sublicensees only and strictly on a “need-to-know” basis, that is, only in so far as disclosure to a particular individual is strictly necessary for the purpose of this

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Agreement and always subject to confidentiality and non-use obligations no less stringent than those set out in this Article 7.B;

d)	not use such information other than for the purpose for which the information was disclosed;

e)	take all reasonable steps to ensure that such information shall be protected against unauthorized access, theft, and the like.

C.	The obligations as set out in Article 7.B shall not apply or shall cease to apply, to information of which the Receiving Party can demonstrate by (documentary) evidence:

a)	that it was in the public domain prior to the disclosure under this Agreement;

b)
that it was in the Receiving Party’s possession prior to the disclosure under this Agreement, provided it was not acquired by the Receiving Party under confidentiality obligations directly or indirectly from the Disclosing Party;

c)	that, after its disclosure under this Agreement, it became part of the public domain through no act or omission of the Receiving Party;

d)	that, after its disclosure under this Agreement, it was received by the Receiving Party on a non-confidential basis from a third party who was legally entitled to disclose that information; or

e)
that it is required under a statutory duty and/or court order to disclose, provided that advance written notice is given to the Disclosing Party and the Receiving Party takes all reasonable measures to protect the confidentiality of the information and to cooperate with the Disclosing Party’s efforts, at its expense, to avoid or limit disclosure.

D.	Upon termination or expiry of this Agreement, each Receiving Party will at the first request of the Disclosing Party destroy any and all of the Disclosing Party’s Confidential Information.

8.     PUBLICATIONS. Leiden reserves the right to publish the results of the Research performed hereunder. Before publishing, however, Leiden agrees to […***…]. Sponsor may request that Leiden remove Sponsor’s Confidential Information from such Proposed Publication, and Leiden will comply with all such requests. In the event Sponsor asks to defer publication for the purposes of seeking intellectual property protection upon inventions disclosed

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therein, Leiden shall not publish or otherwise disclose to any third party any of the information contained in the Proposed Publication until (i) such time as the relevant patent application(s) has/have been filed or (ii) the […***…], whichever of (i) or (ii) occurs […***…]. Leiden shall give Sponsor the option, when requested by the Sponsor, of receiving an acknowledgement in any publication for its sponsorship of the Research. The Sponsor understands that the basic objective of research activities at Leiden is the generation of new knowledge and its expeditious dissemination. Therefore, in review of any publication, the Sponsor shall […***…].

9.INTELLECTUAL PROPERTY.

A.
“Background Technology and Background IP Rights” shall mean, individually or collectively, all intellectual property rights (including in patents and patent applications) and other technology, know-how, and trade secrets, whether patentable or not, that a Party owns or controls as of the Effective Date. Under the terms of this Agreement, neither Party shall have any rights in any of the Background Technology and Background IP Rights of the other Party. Sponsor shall have no invention-related rights arising from this Agreement in any Leiden inventions other than in the Sole Leiden Inventions and Joint Inventions, as such terms are hereinafter defined.

B.
Title to any discovery or invention conceived or first reduced to practice in the performance of the Research Program (herein a “Project Invention”) shall be:  (i) assigned to Leiden if all of the inventors are Leiden employees, consultants or independent contractors (“Sole Leiden Invention”), (ii) assigned jointly to Sponsor and Leiden if the inventors include employees, consultants or independent contractors of both Parties (“Joint Invention”), and (iii) assigned to Sponsor if all the inventors are employees, consultants or independent contractors of Sponsor (“Sole Sponsor Invention”). Inventorship shall be determined in accordance with U.S. patent law.

C.	[Reserved]

D.
For any Sole Leiden Inventions and Joint Inventions that are of relevance to or useful for the development, manufacture, commercialization and/or other exploitation of Potential Products in the Field (as each of these capitalized terms is hereinafter defined), Leiden hereby grants to Sponsor an exclusive option to obtain (i) an exclusive license to use, practice, and otherwise exploit such Sole Leiden Inventions in the Field anywhere in the world, and (ii) an exclusive license to use, practice, and otherwise exploit Leiden’s interest in such Joint Inventions in the Field anywhere in the world, including any patents and other intellectual property rights claiming or covering such Sole Leiden Inventions and Joint Inventions (the option granted for each such Sole Leiden Invention and each such Joint Invention is referred to as an “Option”). The option period with respect to the Option granted for each such Sole Leiden Invention or Joint Invention will

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begin on the date of complete written disclosure of such Sole Leiden Invention or Joint Invention (as applicable) by Leiden to Sponsor, and will expire […***…] from that date (“Option Period”). Sponsor may, upon written notice to Leiden requesting an extension, extend a given Option Period for […***…] at no additional cost. Sponsor may exercise a given Option at any time during the applicable Option Period, by giving written notice to Leiden of its exercise of such Option. If Sponsor exercises a given Option, the Parties will enter into a license agreement on commercially reasonable terms for the corresponding license promptly thereafter.

For the purposes of this clause 9, Potential Products are defined as: any high affinity TCR directed against a cancer associated antigen (CAA) described in the Research Program, including but not limited to those specifically mentioned in part A of the Research Program proposal attached hereto as of the Effective Date, and high affinity TCRs directed against ovarian lineage antigens (OLA) as well as the corresponding OLA antigens that are recognized by the high affinity OLA specific TCRs. Each Party will use […***…] (i) to specifically identify CAAs and any corresponding high affinity TCRs that are researched by Leiden with Sponsor’s funding support, and (ii) to update and amend the description of the Research Program to add such specifically identified CAAs and/or TCRs. If the Research Program is amended by mutual written consent of both Parties to add additional CAAs, other Potential Products directed against such additional CAAs are added to this clause 9. For the purposes of this clause 9, the “Field” is defined as: all fields relevant to or supportive of the development, manufacture, commercialization and/or other exploitation of each such Potential Product for use as a diagnostic or therapeutic in humans. For avoidance of doubt, it is the Parties’ intention that Sponsor be granted an Option, under each Sole Leiden Invention and each Joint Invention that is conceived or first reduced to practice using Sponsor funding under this Agreement, that enables Sponsor to obtain a license to use, practice and exploit such Sole Leiden Invention and/or Joint Invention (as applicable) in connection with high affinity TCRs directed against such original and added CAAs.

For clarity, Sponsor may exercise multiple Options during the Term, and during any applicable Option Period and/or Option extension period following the Term, in relation to different Potential Products.

E.
Leiden shall provide to Sponsor a complete written disclosure for each and every Sole Leiden Invention and Joint Invention, whether or not patentable, first conceived or reduced to practice in the performance of the Research funded under this Agreement, promptly after each such Sole Leiden Invention and Joint Invention is made.

F.
Any data, information, results, technology, know-how, and trade secrets generated, developed, derived or otherwise obtained in the performance of the Research Program, to the extent the foregoing do not constitute a Sole Leiden

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Invention, a Sole Sponsor Invention or a Joint Invention (“Research Program IP”), shall be jointly owned by Leiden and Sponsor. Each Party shall have the right to use the Research Program IP for all lawful purposes, and each will treat the Research Program IP in the same manner as it treats its own confidential information. Neither Party shall publish or otherwise publicly disclose any Research Program IP without the other Party’s prior written approval (not to be unreasonably withheld, conditioned or delayed). Sponsor shall be provided reasonable access to any of Leiden’s personnel and agents that performed any of the Research or created or generated any of the Research Program IP, upon reasonable advance written request by Sponsor.

G.
It is anticipated that the form and terms of any license agreement entered into by the Parties pursuant to Section 9.D would be based on a form and terms similar to those set forth in the License Agreement and in Appendix C.

H.
The Parties shall negotiate in good faith the commercially reasonable terms of each license agreement described in Section 9.D, subject to Article 9.G and the terms in Appendix C. The Parties shall reach agreement regarding the terms of each license agreement within a reasonable period of time, not to exceed […***…] from the date on which Sponsor exercises the corresponding Option, unless the Parties mutually agree in writing to extend such […***…] period. Each such license agreement shall be executed promptly after the Parties mutually agree on the terms of the license. If Sponsor elects not to exercise a particular Option within its corresponding Option Period, or if the Option Period corresponding to such particular Option expires, or if Sponsor exercises a particular Option and the Parties do not enter into a license agreement within the […***…] negotiation period described in this subsection H (which may be extended by mutual agreement in writing), Leiden shall be free to exploit or have exploited Leiden’s rights in the relevant Sole Leiden Invention or Joint Invention (as applicable), as it sees fit; provided that (i) Sponsor has no obligation to grant Leiden any rights or licenses under Sponsor’s intellectual property rights that may be necessary or useful for such exploitation by Leiden or its licensees or transferrees, and (ii) Sponsor is not limited in any manner from enforcing its intellectual property rights against Leiden or Leiden’s licensees or transferrees.

I.
Each Party makes no representation or warranty that any act or any manufacture that uses information from the Research Program, including any Project Invention and/or any Research Program IP, (whether under a license under this Article 9 or otherwise) will be free from infringement of patents of third parties or other rights of third parties.

10.NO OTHER FUNDING. Leiden and the Principal Investigator agree that no government funding or third-party funding will be used to conduct any of the Research, if such funding would require Leiden or the Principal Investigator to grant any rights and/or licenses to such government or third-party funder with respect to the Results.

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11.ANIMAL AND HUMAN STUDIES. Any use of human subjects or live, vertebrate animals in the performance of Research hereunder shall comply with all applicable laws and government regulations. Leiden will not begin any research involving vertebrate animals until all necessary institutional approvals have been received.

12.WARRANTIES; DISCLAIMER.

A.	Leiden shall not knowingly incorporate in any deliverable under this Agreement any intellectual property rights of any third party.

B.
Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING WITH RESPECT TO ANY PROJECT INVENTION, RESEARCH PROGRAM IP, COMPOUNDS, SAMPLES, OR OTHER MATERIALS PROVIDED BY SPONSOR OR THAT SAME SHALL BE FREE OF INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OR OTHER RIGHTS.

C.
To the extent permitted by applicable law, a Party shall in no event be liable for any direct, indirect, consequential loss, damage, claim, demand and/or expense – of whatever nature – whether arising by way of a third party claim or otherwise – resulting from or in connection with the use and/or the exploitation of the Project Inventions and/or the Research Program IP by the other Party and its licensees and transferrees.

D.
Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party (the “Indemnified Party”) in respect of any loss, liability, damage, claim, cost, demand and/or expense arising or resulting from a claim brought by a third party and incurred or suffered by or imposed upon the Indemnified Party as a result of or in connection with the use and/or the exploitation of the Project Inventions and/or the Research Program IP by the Indemnifying Party and its licensees and transferrees (each a “Claim”). The Indemnified Party shall provide prompt written notice to the Indemnifying Party of the initiation of any Claim that may reasonably lead to the Indemnified Party’s claim for indemnification under this Section 12.D. Upon receipt of such notice, the Indemnifying Party shall have the right to assume the defence and settlement of such Claim, provided that it shall not settle any Claim without the Indemnified Party’s written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Indemnified Party shall cooperate with the Indemnifying Party in the defence of such Claim and provide assistance as may reasonably be required or requested by the Indemnifying Party.

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13. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be sufficiently served if sent by recorded delivery post or registered mail,return receipt requested. or by reputable overnight courier, to the following address:

In the case of notices to Leiden to:

Leiden University Research & Innovation Services (LURIS)
Attn. Director Technology Transfer Office
Poortgebouw Noord
Rijnsburgerweg 10
2333 AA LEIDEN
The Netherlands
With reference number: INV14MC432
C14MC1930

In the case of notices to Sponsor to:

Bellicum Pharmaceuticals, Inc.
Attn. Ken Moseley, J.D.
Senior VP & General Counsel
Life Science Plaza
2130 West Holcombe Boulevard
Suite 800
Houston, Texas 77030
United States of America

14.ASSIGNMENT. Neither Party may assign or transfer, in whole or in part, its rights or obligations under this Agreement to any third party, without the other Party’s prior written consent; provided that, without Leiden’s prior written consent, Sponsor may assign this Agreement in its entirety to an Affiliate of Sponsor or to an assignee or transferee of Sponsor’s entire business or of that part of Sponsor’s business to which the subject matter of this Agreement relates.

15.AMENDMENT. This Agreement may only be amended by prior written agreement of authorized representatives of each of the Parties hereto.

16.WAIVER. A waiver by a Party of a breach or default of the other Party under any of the provisions of this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions. Nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have under this Agreement, operate as a waiver of any breach or default by the other Party.

17.USE OF NAMES. Sponsor may not use the “LUMC” or the full name “Leiden University Medical Centre” or any adaptation thereof in any publicity or advertising without the prior written consent of Leiden. Leiden may not use the name or logo of Sponsor or its

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sublicensees, or any adaptation thereof, in any publicity or advertising without the prior written consent of Sponsor.

14.REFORM OF AGREEMENT. If part of this Agreement is or becomes invalid or non-binding, the Parties shall remain bound to the remaining part. The Parties shall replace the invalid or non-binding part by provisions which are valid and binding and the effect of which, given the contents and purpose of this Agreement, is, to the greatest extent possible, similar to that of the invalid or non-binding part.

15.ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties in relation to its subject matter. Any appendices and schedules to this Agreement shall form a part thereof. This Agreement may only be amended or supplemented in writing, by way of a document signed by (the authorised representatives of) all Parties. For the avoidance of doubt, each of the License Agreement, dated April 20, 2015, and the Sponsored Research Agreement, dated June 30, 2015, previously executed by the Parties remains in full force and effect in accordance with their respective terms.

16.NO RESCISION. This Agreement may not be rescinded (“(in rechte) ontbonden”), in whole or in part, by a Party to this Agreement.

17.COUNTERPARTS. This Agreement may be executed in one or more counterparts by original, facsimile or PDF signature, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on the Parties notwithstanding that each of the Parties may have signed different counterparts.

18.SURVIVING TERMS. Expiration or termination of this Agreement for any reason shall not relieve the Parties of any liability or obligation accruing prior to such expiration or termination, nor affect the survival of any provision hereto to the extent it is expressly stated to survive such expiration or termination. In addition, the rights and obligations of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Articles 5 (for payments invoiced by Leiden but not yet paid); 7, 8, 9, 12, 13, 14,17 and 19.

<< Signature Page Follows >>

CONFIDENTIAL

The Parties have executed this Agreement as of the Effective Date as follows:

Leiden University Medical Center            Bellicum Pharmaceuticals, Inc.

/s/ Guillaine E. de Blécourt        /s/ Thomas J. Farrell
Name:    Guillaine E. de Blécourt            Name: Thomas J. Farrell
Title: Manager Division 4                Title: President & CEO
Date: May 27th, 2016                     Date: May 27th, 2016

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Appendix A
Research Program

Confidential

PROPOSAL

A. […***…]

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[…***…]

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[…***…]

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[…***…]

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[…***…]

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Appendix B
Budget

FINANCIAL SUPPORT

[…***…]

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Appendix C
License Terms

Upfront fee	No upfront fee shall be due
Payments
Royalties on Net Sales	Licensee shall pay to LUMC a royalty rate of […***…]% on Net Sales (see definition below).
Annual license maintenance fee
As of the 8th anniversary of the effective date of the first license agreement, Licensee will begin paying an annual license maintenance fee of €30.000. As of the 8th anniversary of the effective date of any additional license agreement(s), Licensee will begin paying a supplementary annual license maintenance fee of €10.000 for each such additional license agreement then in effect.

Sublicense Income
a) […***…]% of Sublicense Income received for Sublicense Agreements entered into […***…];
b) […***…]% of Sublicense Income for Sublicense Agreements entered into […***…];
c) […***…]% of Sublicense Income for Sublicense Agreements entered into […***…]
(See definition of Sublicense Income below).

Milestone payments
For each TCR selected for Bellicum development:
   […***…]: […***…] euro
   […***…]: […***…] euro
    […***…]: […***…] euro

Milestone payments apply only once for a given TCR specificity, regardless of the number of HLA restricted TCRs and licensed products (“Licensed Products”) that are developed for that specificity.  So for example, a Licensed Product based on […***…] might go all the way through approval and trigger each of the milestone payments, but a Licensed Product based on […***…] would not trigger additional milestone payments.  A TCR with specificity directed to a different antigen (and related Licensed Products) would trigger its own one-time only milestone payments.

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Performance & license obligations
Patent obligations
Licencee will insure that appropriate IP is secured on behalf of LUMC for inventions directed to a TCR that is the subject of a Research Program and for which a licence agreement is executed, as such TCR(s) is/are agreed within […***…] of the signing of said license agreement (for each such TCR, this IP is the “TCR IP”).

Licensee will be obliged to diligently file and prosecute such applications on behalf of LUMC, with the objective of obtaining optimal commercially reasonable coverage for each such TCR IP.

All patent expenses incurred in acquition of TCR IP rights, including filing and prosecution expenses, will be borne by Licensee.

Should Licensee later elect not to pursue said TCR IP, all rights, including TCR IP prosecution rights, will revert to LUMC.

Performance obligations
Realistic performance obligations regarding each such TCR (and related Licensed Products) for which a license agreement is executed shall be agreed between Licensee and LUMC at time of signing such licence agreement.

Should Licensee fail to meet such agreed performance obligations (as these may be amended or extended) regarding any such TCR (and related Licensed Products), all rights regarding such TCR (and related Licensed Products), including TCR IP prosecution rights, will revert to LUMC.

DEFINITIONS

Net Sales
The term "Net Sales" shall mean the gross amount of monies or cash equivalent or other consideration which is received for the first arms-length sale of Licensed Products by Licensee or its sublicensee(s) to third parties (whether end users, wholesaler(s) or distributor(s)), less:
(i)    […***…];
(ii)    […***…];
(iii)    […***…]; and

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(iv)    […***…].

The term "Net Sales" in the case of non-cash sales, shall mean the fair market value of the non-monetary consideration received by Licensee or sublicensees that is attributable to the sale of Licensed Products to third parties. A sale of a Licensed Product between Licensee and a sublicensee for resale to a third party shall not be considered a “sale” for the purpose of this definition, but the arms-length resale of such Licensed Product by such sublicensee or Licensee (as applicable) to a third party shall be a “sale” under this definition.

Licensed Products
The term "Licensed Product(s)" shall mean any product, process or service the manufacture, use, sale, offer for sale or import of which, absent the rights and licenses granted by LUMC to Licensee hereunder, would infringe a Valid Claim.

Sublicense Income
The term "Sublicense Income" shall mean all cash and non-cash consideration, including upfront payments, equity, sublicensing fees, milestone payments and sublicense maintenance fees, actually received by Licensee that is directly attributable to the grant of a sublicense under the license rights granted to Licensee hereunder; provided that in the event that Licensee receives non-cash consideration, Sublicense Income shall be calculated based on the fair market value of such non-cash consideration, assuming an arm’s length transaction made in the ordinary course of business. Notwithstanding anything to the contrary, Sublicensing Income expressly excludes the following payments:
(a)    […***…];
(b)    […***…];
(c)    […***…]; or,
(d)    […***…].

Valid Claim
"Valid Claim" shall mean a claim of an issued or pending patent within the Patent Rights, which claim has not expired, lapsed, been cancelled or become abandoned irrevocably and has not been declared invalid or unenforceable by an un-reversed and un-appealable decision or judgment of a

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court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

Patent Rights
“Patent Rights” shall mean patent applications disclosing and claiming the Results and (i) all patent applications (including provisional applications) that claim priority from the referenced patent applications, (ii) any and all divisions, reissues, re-examinations, renewals, continuations, continuations-in-part (to the extent the claims are directed to subject matter specifically described in the aforementioned patent applications and are dominated by the claims of the existing Patent Rights), and extensions thereof, (iii) any and all patents which issue from the foregoing described patent applications, and all other counterparts, pending or issued, and patents in all countries. Certain Patent Rights shall be identified in an appendix to each license agreement.